Exhibit 99.1

For information contact:

J.J. Pellegrino

Chief Financial Officer

LeMaitre Vascular Inc.

781.221.2266 x106

jpellegrino@lemaitre.com

LeMaitre Vascular Q2 2011 Record Sales of $15.1mm, Up 7%

— Sets Stent Graft Exit and California Factory Consolidation —

BURLINGTON, MA, July 28, 2011 — LeMaitre Vascular, Inc. (NASDAQ: LMAT), a provider of peripheral vascular devices and implants, today reported Q2 2011 financial results. The Company posted record quarterly sales of $15.1mm, an operating profit of $0.9mm and an adjusted operating profit of $1.9mm. The Company also announced its exit from the stent graft business, and the relocation of its California factory. Separately, the Company declared a dividend of $0.02 per share, and provided Q3 2011 and full-year 2011 guidance.

Q2 2011 sales increased 7% versus Q2 2010. Sales in the Americas grew 6%, while international sales increased 8%. By category, Vascular grew 12% while Endovascular decreased 7%. Excluding stent grafts, the effects of a weaker U.S. dollar and acquired LifeSpan sales, organic sales growth in Q2 2011 was 3%.

The Company reported a gross margin of 68.6% in Q2 2011, versus 75.3% in Q2 2010. The decrease was largely due to the relocation of its Italian factory to Burlington, manufacturing inefficiencies, as well as the write-off of $0.4mm of stent graft inventory.

Excluding restructuring charges of $0.7mm, largely due to distributor termination costs (Spain/Denmark), as well as the stent graft inventory write-off, Q2 2011 operating income was $1.9mm. Reported Q2 2011 operating income was $0.9mm, versus $2.0mm in the year earlier period. Net income in Q2 2011 was $0.5mm or $0.03 per diluted share, versus $1.5mm, or $0.09 per diluted share, in Q2 2010.

Cash and marketable securities as of June 30, 2011 were $21.4mm, an increase of $2.3mm from $19.1mm at March 31, 2011. This increase included the effects of dividends of $0.3mm and share repurchases of $0.1mm.

George W. LeMaitre, Chairman and CEO said, “The recent sale of our TAArget/Unifit stent grafts and our exit from Endologix European distribution will enable us to focus on our growing vascular business. During the quarter we also announced the closure of our California factory, which will consolidate all production into Burlington. Meanwhile, we generated $2.3mm in cash in Q2 while posting an adjusted $1.9mm in operating income and record sales of $15.1mm. With our new focus on vascular and our single factory, we hope to be posting cleaner quarters and better growth rates going forward.”

Q2 2011 operating expenses were $9.5mm. Excluding distributor termination costs (Spain/Denmark), operating expenses in Q2 2011 were $8.8mm, up 3% from Q2 2010, as decreased R&D expenses and general cost control largely offset increased G&A costs and the effects of a weaker U.S. dollar.

Sales and marketing expenses increased 4% in Q2 2011 to $4.9mm. The Company ended Q2 2011 with 65 sales representatives, up from 61 at the end of Q2 2010.

General and administrative expenses increased 15% in Q2 2011 to $2.9mm. Increases were largely due to additional sales managers in Spain and France, a weaker U.S. dollar and amortization of intangible assets related to the LifeSpan acquisition.

R&D expenses decreased 22% to $1.0mm in Q2 2011, largely driven by a reduction in regulatory and clinical affairs costs, as stent graft clinical trial and related costs abated. In Q2 2011, the Company received its CE mark for The UnBalloon in Europe.

Quarterly Dividend

The Company’s Board of Directors approved the payment of a quarterly cash dividend on the Company’s common stock of $0.02 per share, with payment to be made on September 6, 2011 to shareholders of record at the close of business on August 19, 2011. Future declarations of quarterly dividends and the establishment of future record and payment dates are subject to the final determination of the Company’s Board of Directors.

Business Outlook

The Company expects Q3 2011 sales of $14.6mm (+7% versus 2010), and reported operating income of $1.5mm. The Company also expects 2011 sales of $58.7mm (+5% versus 2010), and reported operating income of $4.0mm.

The Company has reduced its full-year 2011 guidance by $2.3mm largely due to its exit from stent grafts. Full-year operating income guidance is after approximately $2.0mm of charges and special items associated with the five strategic initiatives detailed below.

Five 2011 Initiatives – Focus on Vascular, Consolidate Production & Expand Footprint

1)	Endologix Early Termination - On July 18, 2011, the Company announced the early termination of its Endologix stent graft distribution rights in Europe. Under the terms of the agreement, Endologix will pay LeMaitre $1.3 million, and begin selling direct on September 1, 2011.

2)	Exit and Sale of TAArget/UniFit - On May 20, 2011, the Company announced that it would discontinue the manufacture and sale of its TAArget/UniFit stent grafts. On June 30, 2011, the Company divested these product lines to Duke Vascular.

3)	Transfer of California Manufacturing - On May 20, 2011, the Company announced the closure of its California LifeSpan factory and the transfer of production to Burlington. Upon completion, the Company will have centralized all of its production activities into a single location. The transition is expected to be largely complete in 2012.

4)	Direct in Spain and Denmark - On July 1, 2011, the Company began selling its devices directly to Spanish and Danish hospitals. The Company previously sold in Spain and Denmark through independent distributors, and in 2010 sold $0.7mm of products to these two customers.

5)	Transfer of Italian Manufacturing - On December 31, 2010, the Company closed its Italian factory and began the transfer of production to Burlington. The transition is expected to be largely complete in 2011.

Conference Call Reminder

Management will conduct a conference call at 5:00 p.m. EST today to review the Company’s financial results and discuss its business outlook for the remainder of the year. The conference call will be broadcast live over the Internet. Individuals who are interested in listening to the webcast should log on to the Company’s website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 800-322-2803 (+1-617-614-4925 for international callers), using passcode 51869638. For individuals unable to join the live conference call, a replay will be available on the Company’s website.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices for the treatment of peripheral vascular disease, a condition that affects more than 20 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

Well-known to vascular surgeons, the Company’s diversified product portfolio consists of brand name devices used in arteries and veins outside of the heart, including the Expandable LeMaitre Valvulotome and the Pruitt F3 Carotid Shunt.

LeMaitre and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release contains other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to properly understand the Company’s short-term and long-term financial trends, investors may wish to consider the impact of certain non-cash or non- recurring or infrequently-occurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. In addition, management uses results of operations before such items to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported a non-GAAP financial measure, adjusted operating income, which excludes certain expenses related to the exit of our stent graft business and the termination of our Spanish and Danish distributor agreements. During Q2 2011, the Company incurred $0.4mm of inventory write-offs related to its decision to discontinue its TAArget and UniFit stent grafts product lines, which were charged to cost of sales and are net of the Company’s divestiture of these product lines, $0.6mm of restructuring charges in connection with transition payments to the Company’s former distributors in Spain and Denmark, which was charged to restructuring, and $0.1mm of further costs related to the start-up of AlboGraft manufacturing in Burlington, Massachusetts, which was charged to restructuring. In Q2 2010, the Company incurred $0.1mm of impairment charges in connection with its intangibles.

In addition, this press release includes sales growth after adjusting for foreign exchange, business development transactions, and other events. The Company refers to this as “organic” sales growth. The Company analyzes net sales on a constant currency basis net of acquisitions and other non-recurring events to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, product discontinuations, and other strategic transactions are episodic in nature and highly variable in sales impact, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to both management and the Company’s investors. During Q2 2010, the Company divested the OptiLock Implantable Port and discontinued sales of the aSpire Stent, and in Q4 2010, the Company acquired its LifeSpan Vascular Graft business and discontinued its Italian OEM manufacturing operations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, statements regarding the Company’s financial and operational guidance, its plans to transition polyester graft manufacturing from Brindisi, Italy to Burlington, Massachusetts, and its plans to begin direct sales in Spain and Denmark, are forward-looking, involving risks and uncertainties. The Company’s current quarterly financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results predicted. These risks and uncertainties include, but are not limited to, the risk that the Company is not successful in transitioning to a direct selling model in Spain and Denmark; the risk that the Company experiences production delays or quality difficulties in the consolidation of its manufacturing operations; the risk that the Company does not generate sufficient operating scale to maintain or increase profitability; risks related to product demand and market acceptance of the Company’s products; the possibility that the Company’s new products may fail to provide the desired safety and efficacy or may not be accepted by the market for other reasons; the significant competition the Company faces from other companies, technologies, and alternative medical procedures; the risk that the Company may fail to expand its product offerings through internal development or acquisition; the general uncertainty related to seeking regulatory approvals for the Company’s products; and other risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Financial Statements

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	June 30, 2011	December 31, 2010
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$21,405	$22,614
Accounts receivable, net	9,066	8,475
Inventories	7,811	8,375
Other current assets	3,334	3,447

Total current assets	41,616	42,911

Property and equipment, net	4,027	3,806
Goodwill	11,917	11,917
Other intangibles, net	3,535	3,686
Deferred tax assets	147	134
Other assets	449	820

Total assets	$61,691	$63,274

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$1,199	$1,320
Accrued expenses	6,474	8,628
Acquisition-related obligations	689	441
Total current liabilities	8,362	10,389

Deferred tax liabilities	443	443
Other long-term liabilities	82	86

Total liabilities	8,887	10,918

Stockholders’ equity
Common stock	162	161
Additional paid-in capital	64,605	64,642
Accumulated deficit	(8,000)	(8,583)
Accumulated other comprehensive loss	(6)	(429)
Less: treasury stock	(3,957)	(3,435)

Total stockholders’ equity	52,804	52,356

Total liabilities and stockholders’ equity	$61,691	$63,274

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended		For the six months ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Net sales	$15,112	$14,158	$29,710	$27,973
Cost of sales	4,742	3,502	9,189	6,999

Gross profit	10,370	10,656	20,521	20,974

Operating expenses:
Sales and marketing	4,916	4,747	9,889	9,641
General and administrative	2,867	2,495	5,715	5,109
Research and development	1,040	1,338	2,312	2,878
Restructuring charges	650	—	1,655	—
Impairment charge	—	68	83	68

Total operating expenses	9,473	8,648	19,654	17,696

Income from operations	897	2,008	867	3,278

Other income (loss):
Interest income, net	2	9	3	12
Other income, net	5	(54)	152	(28)

Total other income (loss), net	7	(45)	155	(16)

Income before income taxes	904	1,963	1,022	3,262

Provision for income taxes	385	452	439	730

Net income	$519	$1,511	$583	$2,532

Net income per share of common stock:
Basic	$0.03	$0.10	$0.04	$0.16

Diluted	$0.03	$0.09	$0.04	$0.16

Weighted average shares outstanding:
Basic	15,470	15,613	15,468	15,646

Diluted	16,071	16,050	16,064	16,045

Cash dividends declared per common share	$0.02	$—	$0.04	$—

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

(unaudited)

	For the three months ended				For the six months ended
	June 30, 2011		June 30, 2010		June 30, 2011		June 30, 2010
	$	%	$	%	$	%	$	%
Net Sales by Product Category:
Vascular	$11,436	76%	$10,207	72%	$22,196	75%	$19,764	71%
Endovascular	2,725	18%	2,944	21%	5,626	19%	6,236	22%
Other	951	6%	1,007	7%	1,888	6%	1,973	7%

Total Net Sales	$15,112	100%	$14,158	100%	$29,710	100%	$27,973	100%

Net Sales by Geography
Americas	$9,415	62%	$8,872	63%	$18,417	62%	$16,920	60%
International	5,697	38%	5,286	37%	11,293	38%	11,053	40%

Total Net Sales	$15,112	100%	$14,158	100%	$29,710	100%	$27,973	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

IMPACT OF FOREIGN CURRENCY AND BUSINESS ACTIVITIES

(amounts in thousands)

(unaudited)

	2011		2010				2009
	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Total net sales	15,112	14,598	14,431	13,656	14,158	13,815	13,584	13,346	12,630	11,348
Impact of currency exchange rate fluctuations (1)	669	10	(420)	(418)	(336)	314	613	(215)	(699)	(622)
Net impact of acquisitions, distributed sales and discontinued products, excluding currency exchange rate fluctuations (2)	259	283	56	(105)	(65)	95	397	333	234	101

(1)	Represents the impact of the change in foreign exchange rates compared to the corresponding quarter of the prior year based on the weighted averge exchange rate for each quarter.
(2)	Represents the impact of sales of products of acquired businesses and distributed sales of other manufacturers’ products, net of sales related to discontinued and divested products, based on 12 months’ sales following the date of the event or transaction, for the current period only.

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP organic sales growth excluding stent grafts:
For the three months ended June 30, 2011
Net sales as reported	$15,112
Impact of currency exchange rate fluctuations	(669)
Net impact of stent graft sales	362
Net impact of acquisitions, distributed sales and discontinued products, excluding currency	(259)

Adjusted net sales		$14,546

For the three months ended June 30, 2010
Net Sales as reported		$14,158

Adjusted net sales increase for the three months ended June 30, 2011		$388	3%

	For the three months ended		For the six months ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Reconciliation between GAAP and Non-GAAP income from operations:
Income from operations as reported	$897	$2,008	$867	$3,278
Inventory write-off from terminated product line	361	—	361	—
Restructuring charges	650	—	1,655	—
Impairment	—	68	83	68

Adjusted income from operations	$1,908	$2,076	$2,966	$3,346

	For the three months ended		For the six months ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Reconciliation between GAAP and Non-GAAP operating expenses:
Operating expenses as reported	$9,473	$8,648	$19,654	$17,696
Restructuring charges	(650)	—	(1,655)	—
Impairment	—	(68)	(83)	(68)

Adjusted operating expenses	$8,823	$8,580	$17,916	$17,628